Consent of Independent Auditors

         We consent to the use in this Registration Statement on Form SB-2 of our report dated July 2, 1999 relating to the financial statements of newagecities.com, Inc. for the period January 29, 1999 (Inception) through May 31, 1999 and the reference to our firm under the caption `Experts' in this Registration Statement.


                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Certified Public Accountants

New York, New York
August 31, 1999

                        Consent of Independent Auditors

         We consent to the use in this Registration Statement on Form SB-2 of our report dated August 9, 1999 relating to the statement of operations of Member Net, Inc. for the year ended December 31, 1998 and the reference to our firm under the caption `Experts' in this Registration Statement.



                                          /s/ Feldman Sherb Horowitz & Co., P.C.
                                          --------------------------------------
                                          Certified Public Accountants

New York, New York
August 31, 1999